                                                                  Exhibit (a)(7)

THE FOLLOWING IS AN EMAIL COMMUNICATION WHICH THE REGISTRANT INTENDS TO SEND TO EMPLOYEES SHORTLY AFTER COMMENCEMENT OF THE OFFER TO EXCHANGE.

FIRST EMAIL:

As communicated in Art Coviello 's November 5th announcement, the RSA Security Board of Directors approved an option exchange program for RSA Security's employees. In order to participate in this program, you must review and complete the following documents:

1.   Letter from Art Coviello

2. Offer to Exchange Outstanding Stock Options. This document explains the option exchange program in full.

3. Frequently Asked Questions. This document summarizes the option exchange program.

4. Election Form. This is the document that you must fill out and return in order to participate in the program.

5. Change in Election Form. If you submit an election form and then change your mind before the deadline, then you must fill out and return this document in order to change your election.

6. Form of Promise to Grant Stock Options. If you decide to participate in the option exchange program, and if RSA Security accepts your exchanged options, then you will receive this promise to grant you new options.

After you have had an opportunity to review the Offer to Exchange and the other related documents, please complete the Election Form and return it to the appropriate person listed on the Election Form by no later than 9:00 a.m. EST on December 17, 2001.

We have scheduled three worldwide employee conference calls to discuss the option exchange program. This will be an opportunity for you to ask specific questions concerning the program and how it works. The calls are scheduled to take place on:

Tuesday, November 27, 2001 at 1:00 p.m. EST
Tuesday, November 27, 2001 at 9:00 p.m. EST
Wednesday, November 28, 2001 at 10:00 a.m. EST

The call will be moderated by Vivian Vitale, Sr. Vice President of Human Resources. The dial-in number is 800-xxx-xxxx and the pass code is xxxxxx. We ask that employees join together in conference rooms or offices to listen to the call together. This will allow for as few phone lines as possible to call in to the center. I look forward to speaking to you.

Vivian

Other Important Information:

                                                                  Exhibit (a)(7)

This communication gives an overview of the option exchange program which has been made under the terms and subject to the conditions of the "Offer to Exchange Outstanding Stock Options Held by Employees of RSA Security Inc. dated November 15, 2001" which was previously delivered to you. Before you decide whether to tender any of your options, you should carefully read the entire offer to exchange because it contains important information about the exchange offer. RSA Security has also filed these materials with the SEC as part of a tender offer statement and you may obtain these materials and other documents filed by RSA Security with the SEC for free from the SEC's Web site at www.sec.gov or from RSA Security's internal Web site.

                                                                  Exhibit (a)(7)

THE FOLLOWING IS AN EMAIL COMMUNICATION WHICH THE REGISTRANT INTENDS TO SEND TO EMPLOYEES AFTER COMMENCEMENT AND BEFORE THE EXPIRATION OF THE OFFER TO EXCHANGE.


SECOND EMAIL:

This is a reminder that the Election Form for participation in the Stock Option Exchange Program needs to be returned to the appropriate person listed on the election form by December 17, 2001. We will not extend to this deadline for any one individual or group of employees . Should you have any questions, please contact Michele Linehan at 781-301-5464.

Other Important Information:

This communication gives an overview of the option exchange program which has been made under the terms and subject to the conditions of the "Offer to Exchange Outstanding Stock Options Held by Employees of RSA Security Inc. dated November 15, 2001" which was previously delivered to you. Before you decide whether to tender any of your options, you should carefully read the entire offer to exchange because it contains important information about the exchange offer. RSA Security has also filed these materials with the SEC as part of a tender offer statement and you may obtain these materials and other documents filed by RSA Security with the SEC for free from the SEC's Web site at www.sec.gov or from RSA Security's internal Web site.

                                                                  Exhibit (a)(7)

THE FOLLOWING IS AN EMAIL COMMUNICATION WHICH THE REGISTRANT INTENDS TO SEND TO EMPLOYEES SHORTLY BEFORE THE EXPIRATION OF THE OFFER TO EXCHANGE.


THIRD EMAIL:

This is the FINAL reminder that the Election Form for participation in the Stock Option Exchange Program is due December 17, 2001. If you miss this deadline, you cannot participate in the program. There will be no exceptions. Should you have any questions, please contact Michele Linehan at 781-301-5464.

Thank you.

Other Important Information:

This communication gives an overview of the option exchange program which has been made under the terms and subject to the conditions of the "Offer to Exchange Outstanding Stock Options Held by Employees of RSA Security Inc. dated November 15, 2001" which was previously delivered to you. Before you decide whether to tender any of your options, you should carefully read the entire offer to exchange because it contains important information about the exchange offer. RSA Security has also filed these materials with the SEC as part of a tender offer statement and you may obtain these materials and other documents filed by RSA Security with the SEC for free from the SEC's Web site at www.sec.gov or from RSA Security's internal Web site.